Exhibit 99.1	FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2018 RESULTS AND PLANS TO DEREGISTER ITS COMMON STOCK AND

SUSPEND ITS PUBLIC REPORTING REQUIREMENTS

HERNDON, VA., December 20, 2018 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its fourth quarter and full fiscal year 2018, which ended September 28, 2018.

In its fourth quarter of fiscal year 2018, Learning Tree reported revenues of $17.3 million, income from operations of $0.4 million, and a net income of $0.3 million, or $0.02 per share. These results compare with revenues of $19.6 million, income from operations of $1.8 million, and net income of $1.5 million, or $0.11 per share, in Learning Tree’s fourth quarter of fiscal year 2017. The results for the fourth quarter of fiscal year 2018 includes a restructuring charge of $0.1 million related to a warehouse facility in our UK operation. The 11.8% decline in revenues for our fourth quarter of fiscal year 2018 when compared to the fourth quarter of fiscal year 2017, was partially offset by an 8.8% reduction in cost of revenues. Total operating expenses decreased 0.9% quarter over quarter, from $7.4 million to $7.3 million. Total operating expense for the fourth quarter of fiscal year 2018 includes the restructuring charge of $0.1 million. There was no corresponding charge in the fourth quarter of fiscal year 2017.

For the full fiscal year 2018, Learning Tree reported revenues of $64.3 million, loss from operations of $2.0 million, and a net loss of $2.1 million, or $(0.16) per share. These results compare with revenues of $70.7 million, loss from operations of $1.3 million, and a net loss of $2.1 million, or $(0.16) per share, for the full fiscal year 2017. The results for the full fiscal year 2018 and 2017 both includes restructuring charges of $0.4 million, respectively.

At September 28, 2018, our capital resources consisted of cash and cash equivalents of $4.7 million. During our third quarter of fiscal year 2018, we entered into a $5.0 million credit agreement under which we borrowed $2.0 million. We have borrowed an additional $1.0 million under the credit agreement since the end of fiscal year 2018.

We plan to file our Annual Report on Form 10-K for our fiscal year 2018 with the Securities and Exchange Commission (“SEC”) in the next few days.

Learning Tree International, Inc. also announced today that it plans to make the necessary filings to deregister its common stock and suspend its reporting obligations with the Securities and Exchange Commission (the “SEC”) on December 28, 2018.

Learning Tree is taking this action in order to reduce the legal, accounting, administrative and operating costs associated with being a public reporting company. Learning Tree is eligible to take this action because its common stock is held by less than 300 holders of record currently and was held by less than 300 holders of record as of September 29, 2018, the first day of its 2019 fiscal year.

Richard A. Spires, Chief Executive Officer of Learning Tree, stated, “Our decision to discontinue public reporting was made after careful consideration by management and our board of directors of the advantages and disadvantages of continuing to be a public reporting company in light of our financial position and minimal public float and trading volume. The expected cost savings from this action as well as the reallocation of management’s time devoted to SEC reporting compliance can now be better deployed toward working to achieve profitability and revenue growth.”

Learning Tree intends to file a Form 15 with the SEC on December 28, 2018 to terminate the registration of its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the filing of the Form 15, Learning Tree will no longer be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The obligation to file certain other reports under the Exchange Act, such as proxy statements, will continue until the deregistration is effective 90 days after the filing of the Form 15. This action will not alter the number of shares owned currently by the stockholders of Learning Tree.

Learning Tree believes that, following the filing of the Form 15, its common stock will no longer be quoted on the OTCQX but may continue to be quoted on the Pink market operated by OTC Markets for a period of time, however, Learning Tree gives no assurance that trading in its stock will continue on the Pink market or on any other trading platform or quotation medium.

Although Learning Tree will no longer be filing reports with the SEC after December 28, 2018, Learning Tree intends to continue to update stockholders on its progress through periodic press releases, postings on its website and direct mailings to stockholders as appropriate.

About Learning Tree International, Inc.

Established in 1974, Learning Tree is a leading provider of IT and management training to business and government organizations worldwide. In addition, Learning Tree provides Workforce Optimization Solutions — a modern approach to delivering learning and development services that improves the adoption of skills, and accelerates the implementation of technical and business processes required to improve IT service delivery. These services include: needs assessments, skill gaps analyses, blended learning solutions, and Project Acceleration Workshops.

Over 2.5 million professionals have enhanced their skills through Learning Tree’s extensive library of proprietary and partner content on topics including: web development, cyber security, program and project management, Agile, operating systems, networking, cloud computing, leadership, and more. Courses are offered at Learning Tree Education Centers and training locations around the world, on-site at client facilities, or via Learning Tree AnyWareTM, the company’s web-based, remote-attendance platform.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Forward-looking statements can be identified by the use of words such as but not limited to “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may,” “will” and other similar expressions. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements including, our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues, negative cash flows from operations, and maintain liquidity; our ability to successfully implement our new strategies to increase revenue and to achieve our cost reduction goals; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; the timely development, introduction, and customer acceptance of our courses and other products; a majority of our outstanding common stock being held by a trust controlled by our chairman and his spouse; risks associated with cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events, as well as our ability to timely and effectively implement our deregistration plans; our ability to realize anticipated costs savings from our deregistration plans; and unforeseen or adverse impacts resulting from our deregistration and suspension of public reporting. Accordingly, investors should not put undue reliance on these forward-looking statements, and Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its Annual Report on Form 10-K (“Form 10-K”) those risks in Item 1A, “Risk Factors”, as well as in its other filings with the SEC which are filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree announced today 4th quarter & full fiscal year 2018 revenues/results of operations, ending Sept. 28, 2018 & plans to deregister its common stock & suspend public reporting requirements.

Table 1
LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 28,	September 29,	September 28,	September 29,
	2018	2017	2018	2017
	(unaudited)	(unaudited)

Revenues	$17,324	$19,636	$64,318	$70,663
Cost of revenues	9,580	10,508	36,642	40,298
Gross profit	7,744	9,128	27,676	30,365

Operating expenses:
Course development	699	684	2,762	2,868
Sales and marketing	3,149	3,236	12,911	13,497
General and administrative	3,371	3,438	13,634	14,949
Restructuring charges	91	-	355	386
Total operating expenses	7,310	7,358	29,662	31,700

Income (loss) from operations	434	1,770	(1,986)	(1,335)
Other income (expense), net	(66)	(159)	60	(328)
Income (loss) from operations before income taxes	368	1,611	(1,926)	(1,663)
Provision for income tax	68	143	133	474

Net income (loss)	$300	$1,468	$(2,059)	$(2,137)

Income (loss) per share basic and diluted:
Basic and diluted loss per share	$0.02	$0.11	$(0.16)	$(0.16)

Table 2
LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	September 28,	September 29,
	2018	2017

Cash and cash equivalents	$4,732	$5,080
Trade accounts receivable, net	8,645	9,725
Prepaid expenses and other	2,855	4,035
Total current assets	16,232	18,840
Depreciable assets, net and other	6,416	7,423
Total assets	$22,648	$26,263

Accounts payable and accrued liabilities	$12,662	$10,809
Deferred revenues	16,459	18,383
Total current liabilities	29,121	29,192
Other long term liabilities	7,443	8,893
Total liabilities	36,564	38,085

Stockholders' deficit	(13,916)	(11,822)
Total liabilities and stockholders' deficit	$22,648	$26,263